EX-10.12

Consulting Agreement and General Release dated as of November 21, 1999 between the Registrant and Robert P. Maher

                                                                   Exhibit 10.12

                    CONSULTING AGREEMENT AND GENERAL RELEASE

     THIS CONSULTING AGREEMENT AND GENERAL RELEASE (the "Agreement") is made and entered into as of the 21st day of November, 1999, by and between Navigant Consulting, Inc., a Delaware corporation (the "Company"), and Robert P. Maher ("Maher").

                                    RECITALS

     A. Maher has been employed by the Company as President and Chief Executive Officer and Chairman of the Board of Directors (the "Board").

     B. Maher desires voluntarily to resign his employment with the Company and resign all positions he holds.

     C. The Company and Maher agree that he will be engaged as a consultant to the Company, subject to the terms and limitations of this Agreement.

     NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

     1. Resignation of Employment. The Company and Maher agree that immediately upon the signing of this Agreement by both parties (the "Effective Time"), Maher resigns his employment with the Company and its subsidiaries and affiliates and the Company accepts such resignation. At the Effective Time, the Company and Maher also agree that he resigns as Chairman of, and as a member of, the Board, and as a Member of the Board of Directors and as an officer of any subsidiaries or affiliates of the Company and the Company accepts such resignations. Additionally, Maher agrees to return to the Company all Company property in his possession on or prior to November 22, 1999. Maher's termination of each of his positions shall be deemed to have occurred by virtue of his voluntary resignation. Maher agrees and acknowledges that he will make no announcement about his resignation or about the affairs of the Company to employees of the Company or its subsidiaries or affiliates, which is in any manner inconsistent with the terms of this Agreement, and further agrees and acknowledges that any press or other written or oral public releases or statements concerning his resignation or about the affairs of the Company or its subsidiaries or affiliates shall be issued by the Company only. In addition to the foregoing, Maher agrees and covenants that he will not make or authorize the making of any statements, whether oral or written, to any third party disparaging the Company or its subsidiaries or affiliates, its or their business, employees, officers or directors. Further, Maher will refrain from making any disparaging or misleading statements to financial analysts or others in the financial services industry about the Company, its subsidiaries or affiliates or their business (or about or relating to any officer, director, employee or other person acting on the Company's or its subsidiaries' or affiliates' behalf). At all times, Maher shall be free to respond to false or disparaging statements directed at his conduct with factually accurate statements.

     2. Consulting Agreement. Subject to the terms of this Agreement, from November 21, 1999 through November 20, 2001 (the "Consulting Period"), Maher shall be engaged as a consultant to the Company. Maher agrees that (i) he will not hereinafter seek re-employment with the Company, (ii) the Company may terminate the Consulting Period at any time and for any reason, provided the Company provides Maher with two (2) days prior written notice of such termination, and (iii) the Company may terminate the Consulting Period at any time, and without notice, for Cause, as defined below. For purposes of this Agreement, the Company may terminate this Agreement for Cause if Maher shall have breached in any material respect the terms of this Agreement ("Cause"). The Company shall provide notice of any termination for cause as provided in Paragraph 18. The termination of the Consulting Period shall not constitute a termination of this Agreement.

     3. Duties. Through November 20, 2001 (or such earlier time as may be provided for under Paragraph 2), Maher shall be available to perform projects to be assigned to him by the Chief Executive Officer of the Company, such projects to be performed at the direction of such Chief Executive Officer or his designee. Maher shall diligently, competently, and faithfully perform all such assigned projects. Maher shall perform the duties provided for in this Agreement as an independent contractor without the power to bind, represent, or speak for the Company for any purpose whatsoever without the prior written approval of the Board. Maher acknowledges his separate responsibility for all federal and state taxes applicable on payments received pursuant to Paragraph 4. Except with respect to services expressly and directly requested by the Company's Chief Executive Officer, Maher shall not become involved in the operations or management of the Company or its subsidiaries or affiliates, or directly or indirectly attempt to influence the management, policies or affairs of the Company and its subsidiaries or affiliates, except with respect to any rights he may have as a shareholder of the Company.

     4.   Compensation and Release Payments.

          A. As compensation for his consulting services, and as consideration for this Agreement, the Company shall pay Maher the sum of $25,000 per month, payable at the end of each month during the Consulting Period, subject to any deductions as may be required to be made pursuant to law, government order, or by agreement with, or consent of, Maher.

          B. If, prior to November 20, 2001, the Company terminates the Consulting Period, other than for Cause, the Company shall pay Maher at the time of such termination an amount equal to the difference between $600,000 and the sum total of the monthly consulting fees theretofore paid to Maher under this Agreement and the Company shall thereby be relieved of any other payment obligations under Paragraph 4A of this Agreement.

          C. Notwithstanding anything else in this Agreement, if, prior to November 20, 2001, the Company terminates the Consulting Period for Cause, Maher shall be entitled to no further payments under this Agreement.

          D. The Company and Maher acknowledge that, as of the Effective Time, Maher has a loan outstanding to the Company made in or about April 1999 in the amount of $2,700,000. The Company hereby agrees to release any claims the Company may have against him concerning such loan, including the repayment of any principal or interest thereon, in consideration of Maher's agreement to sell back to the Company, within two (2) business days of the Effective Time, 112,500 shares of Company stock at $24.00 per share. In addition to the foregoing, the Company and Maher acknowledge that Maher has tendered to the Company approximately 493,000 shares of Company stock at $20.50 per share, as accord and satisfaction for a $10,000,000 loan, and accrued interest thereon that had been made to him on or about August 24, 1999 by the Company. The Company agrees to release any claims that it may have had against Maher concerning this additional $10,000,000 loan.

          E. Maher is a party to stock option agreements with the Company entered into as of May 21, 1997, January 16, 1998, October 8, 1998 and July 1, 1999, respectively (the "Option Agreements"). In consideration of the payments under this Agreement, Maher hereby surrenders and relinquishes all rights under the option agreement dated October 8, 1998 and, under the option agreement dated July 1, 1999, Maher surrenders and relinquishes all rights to all but the option to purchase 37,500 shares thereunder. Maher shall retain the right and option to exercise all 150,000 shares under the option agreement dated May 21, 1997 and all 112,500 shares under the option agreement dated January 16, 1998, subject to the following revised terms for the option agreements dated May 21, 1997, January 16, 1998 and July 1, 1999.

     The options to purchase the 300,000 shares remaining under said option agreements shall be exercisable as follows:

                                                   Exercise Period
                                        ------------------------------------
     Number of Shares  Exercise Price   Commencement Date   Expiration Date
     ----------------  --------------   -----------------  -----------------
          75,000            $13.33      November 21, 1999  February 20, 2002
          75,000            $13.33      November 21, 2000  February 20, 2002
          37,500            $24.00      November 21, 2000  February 20, 2002
          75,000            $24.00      November 21, 2001  February 20, 2002
          37,500            $26.5625    November 21, 2001  February 20, 2002

     Except as set forth in this Paragraph 4E, the terms of the Option Agreements shall be null and void and the exercise provisions shall hereinafter be governed solely by the terms of this Agreement and the Navigant Consulting, Inc. Long-Term Incentive Plan. For these purposes, the Company and the Plan Committee shall be deemed to have approved the use of any of the methods of exercise permitted under the Plan. The foregoing provisions of this Paragraph 4E notwithstanding, (i) if the Company terminates the Consulting Period, other than for Cause or upon Maher's death, the options set forth in the table above shall become immediately exercisable and remain exercisable through the Expiration Date set forth in the table above, and (ii) if the Company terminates the Consulting Period for Cause, any options provided for hereunder shall expire immediately and shall, in accordance with the terms of the Long-Term Incentive Plan, cease to be exercisable.

          F. The payments made by the Company hereunder shall be in consideration of the duties described above in Paragraph 3, the release of all other claims described below in Paragraph 5, and the Protective Agreement described in Paragraph 7.

          G. Maher agrees that he has heretofore been paid for all earned but unused vacation pay and shall be paid for all salary accrued through November 20, 1999 in accordance with the Company's payroll policy. Except as set forth in this Agreement, no other sums (contingent or otherwise) shall be paid to Maher in respect of his employment, or consulting relationship, with the Company, and any such sums (whether or not owed) are hereby expressly waived by Maher, provided, however, that Maher (i) may elect to continue his health insurance coverage, as mandated by COBRA, which may continue to the extent required by applicable law (and for which the Company shall pay all premiums during the term of the COBRA continuation period); (ii) shall be entitled to receive his account balance, if any, under the Company's 401(k) Plan in accordance with the terms of such Plan; (iii) may submit on or before December 31, 1999 any claims for reasonable expense reimbursements incurred on or before November 20, 1999, which claims, if any, shall be reimbursed in accordance with the Company's expense reimbursement policy; and (iv) may submit for reimbursement reasonable expenses for consulting services under this Agreement and approved in advance by the Company.

     5. General Release. As a material inducement to the Company to enter into this Agreement and in consideration of the payments to be made by the Company to Maher in Paragraph 4 above, Maher, with full understanding of the contents and legal effect of this Agreement, and having the right and opportunity to consult with his counsel, releases and discharges the Company, its parent, divisions, subsidiaries and affiliates, and its and their respective predecessors, successors, stockholders, officers, directors, supervisors, managers, employees, agents, and representatives and each of their respective heirs, executors, administrators and assigns (collectively, the "COMPANY RELEASED PARTIES") from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever relating to his employment with, or the business of, the Company that he ever had or now has, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy. Without limiting the generality of the foregoing, it being the intention of the parties to make this Agreement as broad and as general as the law permits, this Agreement specifically includes any and all claims arising from any alleged violation by the Company Released Parties under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42 U.S.C.
(S) 1981); the

Rehabilitation Act of 1973, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Illinois Wage Payment and Collection Act; the Illinois Human Rights Act, the Chicago Human Rights Ordinance, the Cook County Human Rights Ordinance, and other similar state or local laws; the Americans with Disabilities Act; the Family and Medical Leave Act; the Equal Pay Act; Executive Order 11246; Executive Order 11141; and any other statutory claim, employment or other contract claim or implied contract claim (including, but not limited to, any claims under the Option Agreements), or common law claim for wrongful discharge, defamation, or invasion of privacy arising out of or involving his employment or engagement with the Company, the termination of his employment or engagement with the Company, or involving any continuing effects of his employment or engagement with the Company or termination of his employment or engagement with the Company. Maher further acknowledges that he is aware that statutes exist that render null and void releases and discharges of any claims, rights, demands, liabilities, action and causes of action which are unknown to the releasing or discharging party at the time of execution of the release and discharge. Maher hereby expressly waives, surrenders and agrees to forego any protection to which he otherwise would be entitled by virtue of the existence of any such statute in any jurisdiction including, but not limited to, the State of Illinois. The foregoing notwithstanding, this Paragraph 5 does not release the Company Released Parties from any claims Maher may have with respect to the enforcement of the terms of this Agreement nor does it release the Company Released Parties from any claims that may arise for events which first occur following the execution of this Agreement by Maher.

     6. Covenant Not to Sue. Maher, for himself, his heirs, executors, administrators, successors and assigns covenants and agrees not to bring, file, charge, claim, sue or cause, assist, or permit to be brought, filed, charged or claimed any action, cause of action, or proceeding based upon any of the claims released under Paragraph 5 hereof, and further covenants and agrees that this Agreement is, will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding. If any government agency or court assumes jurisdiction of any charge, complaint, or cause of action released by this Agreement, Maher will not seek and will not accept any personal equitable or monetary relief in connection with such investigation, civil action, suit or legal proceeding.

     7. Protective Agreement. Maher acknowledges and agrees that solely by virtue of his employment by, and relationship with, the Company, he has acquired "Confidential Information", as defined below, as well as special knowledge of the Company's relationships with its clients, and that, but for his association with the Company, Maher will not have had access to said Confidential Information or knowledge of said relationships. In return for the consideration described in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Maher hereby represents, warrants, and covenants as follows:

          A. Maher has executed and delivered this Agreement as his free and voluntary act, after having determined that the provisions contained herein are of a material benefit to him, and that the duties and obligations imposed on him hereunder are fair and reasonable.

          B. Maher has read and fully understands the terms and conditions set forth herein, and has had time to reflect on and consider the benefits and consequences of entering into this Agreement. Maher further understands that for purposes of this Paragraph 7, Company refers to Navigant Consulting, Inc. and its subsidiaries, affiliates, and divisions.

          C. Maher agrees that he will not, through November 20, 2001, except on behalf of the Company, anywhere in the United States or in any other place or venue where the Company or any affiliate, subsidiary or division thereof now conducts or operates, or may conduct or operate its business, directly or indirectly, whether as an investor (excluding investments representing less than one percent (1%) of the common stock of a public company), lender, owner, stockholder, officer, director, consultant, employee, agent, salesperson or in any other capacity, whether part-time or full-time, become associated with or engaged by a client or prospective client (as hereinafter defined) of the Company and Maher shall take reasonable efforts to ascertain with the Company who falls within such categories.

          D. Maher agrees that, through November 20, 2001, he will not, except on behalf of the Company, anywhere in the United States or in any other place or venue where the Company or any affiliate, subsidiary or division thereof now conducts or operates, or may conduct or operate its business:

               (1) directly or indirectly, contact, solicit or direct any person, firm, corporation, association, or other entity to contact or solicit, any of the Company's clients or prospective clients (as hereinafter defined) for the purpose of providing any consulting services that are the same as or similar to the consulting services provided by the Company to its clients during the term hereof. In addition, Maher will not disclose the identity of any such clients or prospective clients, or any part thereof, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever; or

               (2) solicit or accept if offered to him, with or without solicitation, on his own behalf or on behalf of any other person, the services of any person who is a current employee of the Company (or was an employee of the Company during the year preceding such solicitation), nor solicit any of the Company's current employees (or any individual who was an employee of the Company during the year preceding such solicitation) to terminate employment with the Company, nor agree to hire any current employee of the Company into employment with himself or any company, individual or other entity; or

               (3) act as a consultant, advisor, officer, manager, agent, director, partner, independent contractor, owner, or employee for or on behalf of any of the Company's clients or prospective clients (as hereinafter defined), with respect to or in any way with regard to any aspect of the Company's business and/or any other business activities in which the Company engages during the term hereof.

          E. Maher acknowledges and agrees that the scope described above is necessary and reasonable in order to protect the Company in the conduct of its business and that, if Maher becomes employed by, or engaged by, another entity, he shall be required to disclose the existence of this Paragraph 7 to such entity and Maher hereby consents to and the Company is hereby given permission to disclose the existence of this Paragraph 7 to such entity.

          F. For purposes of this Paragraph 7, "client" shall be defined as any person, firm, corporation, association, or entity that engaged the Company or is or was doing business with the Company or Maher within the twelve (12) month period immediately preceding termination of Maher's employment with the Company, or during the Consulting Period. For purposes of this Paragraph 7, "prospective client" shall be defined as any person, firm, corporation, association, or entity for which the Company or Maher (whether directly or indirectly) presented a written proposal for consulting services within the twelve (12) month period immediately preceding termination of Maher's employment with the Company, or during the Consulting Period, for the purpose of having such persons, firms, corporations, associations, or entities become a client of the Company.

          G. Maher agrees that during his engagement and thereafter Maher will not, for any reason whatsoever, use for himself or disclose to any person not employed by the Company any "Confidential Information" of the Company acquired by Maher during his relationship with the Company. Maher further agrees to use Confidential Information solely for the purpose of performing duties with the Company and further agrees not to use Confidential Information for his own private use or commercial purposes or in any way detrimental to the Company. Maher agrees that "Confidential Information" includes but is not limited to: (i) any non-public financial, engineering, business, planning, operations, services, potential services, products, potential products, technical information and/or know-how, organization charts, formulas, business plans, production, purchasing, marketing, pricing, sales, profit, personnel, client, broker, supplier, or other lists or information of the Company; (ii) any non-public papers, data, records, processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, client lists, or documents of the Company; (iii) any confidential information or trade secrets of any third party provided to the Company in confidence or subject to other use or disclosure restrictions or limitations; and (iv) any other non-public information, written, oral, or electronic, whether existing now or at some time in the future, and whether pertaining to current or future developments, which pertains to the Company's affairs or interests or with whom or how the Company does business. The Company acknowledges and agrees that Confidential Information does not include (a) information properly in the public domain, or (b) information in Maher's possession prior to the date of his original employment with the Company.

          H. Maher acknowledges and agrees that all client lists, supplier lists, and client and supplier information, including, without limitation, addresses and telephone numbers, are and shall remain the exclusive property of the Company, regardless of whether such information was developed, purchased, acquired, or otherwise obtained by the Company or Maher. Maher agrees to furnish to the Company on demand his complete list of the correct names and places of business and telephone numbers of all of its clients served by him, including all copies thereof wherever located. Maher also agrees to return immediately to the Company all records, notes, computer printouts, computer programs, computer software, price lists, microfilm, or any other documents related to the Company's business, including originals and copies thereof.

          I. It is agreed that any breach or anticipated or threatened breach of any of Maher's covenants contained in this Paragraph 7 will result in irreparable harm and continuing damages to the Company and its business and that the Company's remedy at law for any such breach or anticipated or threatened breach will be inadequate and, accordingly, in addition to any and all other remedies that may be available to the Company at law or in equity in such event, any court of competent jurisdiction may issue a decree of specific performance or issue a temporary and permanent injunction, without the necessity of the Company posting bond or furnishing other security and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of any such covenant, including, but not limited to, any injunction restraining Maher from disclosing, in whole or part, any Confidential Information. Maher acknowledges the truthfulness of all factual statements in this Agreement and agrees that he is estopped from and will not make any factual statement in any proceeding that is contrary to this Agreement or any part thereof.

     8. Severability. If any provision of this Agreement shall be found by a court to be invalid or unenforceable, in whole or in part, then such provision shall be construed and/or modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify the Agreement so that, once modified, the Agreement will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

     9. Waiver. A waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver or estoppel of any subsequent breach. No waiver shall be valid unless in writing and signed by an authorized officer of the Company (if a Company waiver) or by Maher (if a Maher waiver).

     10.  Miscellaneous Provisions and Representations.

          A. Both parties agree they will keep the terms, contents, and amounts set forth in this Agreement completely confidential and, other than as required by statute, regulation, a court of competent jurisdiction, or the rules of any governmental agency, will not disclose any information concerning this Agreement's terms and amounts to any person other than each party's attorney, accountants, tax advisors, or (if disclosed by Maher) Maher's immediate family.

          B. Maher represents and certifies that he has carefully read and fully understands all of the provisions and effects of this Agreement, has knowingly and voluntarily entered into this Agreement freely and without coercion, and acknowledges that on November 19, 1999, the Company advised him to consult with an attorney prior to executing this Agreement. Maher is voluntarily entering into this Agreement and neither the Company nor its agents, representatives, or attorneys made any representations concerning the terms or effects of this Agreement other than those contained in the Agreement itself.

          C. Nothing in this Agreement impacts Maher's right, if any, to indemnification as may be provided for under the Company's By-Laws. The Company further agrees that nothing in this Agreement shall be deemed to impair any rights to indemnification that Maher may have relating to, or arising out of, his employment with the Company and its subsidiaries or affiliates, or his service as a director of the Company and its subsidiaries or affiliates, or any of its or their predecessors.

     11. Complete Agreement. This Agreement sets forth the entire agreement between the parties, and fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter of this Agreement.

     12. Amendment. This Agreement may not be altered, amended, or modified except in writing signed by both Maher and the Company.

     13. Future Cooperation. During the Consulting Period, in connection with any and all claims, disputes, negotiations, investigations, lawsuits, administrative proceedings or other requests by the Company for information about past transactions or other matters as to which Maher may be familiar, Maher agrees to make himself available, upon reasonable notice from the Company, to provide information or documents, provide declarations or statements to the Company, meet with attorneys or other representatives of the Company, prepare for and give depositions or testimony, and/or otherwise cooperate in the investigation, defense or prosecution of any or all such matters. In addition, unless required to do so under applicable law, Maher shall not provide information or otherwise assist any person or entity in asserting or threatening to assert any claim against any of the Company Released Parties.

     14. Joint Participation. The parties hereto participated jointly in the negotiation and preparation of this Agreement, and each party has had the opportunity to obtain the advice of legal counsel and to review and comment upon the Agreement. Accordingly, it is agreed that no rule of construction shall apply against any party or in favor of any party. This Agreement shall be construed as if the parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against one party and in favor of the other.

     15. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

     16. Execution of Agreement. This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one Agreement.

     17. Board Approval. This Agreement shall be subject to the approval of the Board within five (5) days of its execution.

     18. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when mailed by certified mail, return receipt requested, addressed as follows to:

          Maher:             Robert P. Maher
                             33 East Bellevue
                             Chicago, Illinois 60611

          with a copy to:    Robert T. Markowski
                             Jenner & Block
                             One IBM Plaza, Suite 4400
                             Chicago, Illinois 60611

          Company:           Navigant Consulting, Inc.
                             615 N. Wabash
                             Chicago, Illinois 60611
                             Attn: Board of Directors

          with a copy to:    Jeffrey L. London
                             Sachnoff & Weaver, Ltd.
                             30 South Wacker Drive, Suite 2900
                             Chicago, Illinois 60606

     19. Arbitration. Any controversy or claim arising out of or relating to the termination of the Consulting Period shall be resolved by arbitration in accordance with the National Rules for the Resolution of Employment Disputes ("Rules") of the American Arbitration Association through a single arbitrator selected in accordance with the Rules. The decision of the arbitrator shall be rendered within thirty (30) days of the close of the arbitration hearing and shall include written findings of fact and conclusions of law reflecting the appropriate substantive law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof in the State of Illinois. In reaching his or her decision, the arbitrator shall have no authority (a) to authorize or require the parties to engage in discovery (provided, however, that the arbitrator may schedule the time by which the parties must exchange copies of the exhibits that, and the names of the witnesses whom, the parties intend to present at the hearing), (b) to interpret or enforce Paragraph 7 of the Agreement (for which Paragraph 21 shall provide the exclusive venue), (c) to change or modify any provision of this Agreement,
(d) to
base any part of his or her decision on the common law principle of constructive termination, or (e) to award punitive damages or any other damages not measured by the prevailing party's actual damages and may not make any ruling, finding or award that does not conform to this Agreement. Each party shall bear one-half (1/2) of the costs of the arbitrator.

     20. Recitals. The recitals to this Agreement are an integral part hereof and shall be considered as substantive and not precatory language.

     Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, and, subject to Paragraph 19, any court action commenced to enforce this Release shall have as its sole and exclusive venue the County of Cook, Illinois.

     PLEASE READ THIS AGREEMENT AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AND OTHER FEDERAL, STATE AND LOCAL LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT.

     IN WITNESS WHEREOF, the parties have set their signatures on the date first written above.

NAVIGANT CONSULTING, INC.                   ROBERT P. MAHER



By:__________________________________       ____________________________________
Its:_________________________________